Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DILLARD’S, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	71-0388071 (I.R.S. Employer Identification No.)

_____________

1600 CANTRELL ROAD
LITTLE ROCK, ARKANSAS 72201
501-376-5200
(Address of Principal Executive Offices)
_____________

DILLARD’S, INC. 2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
(Full title of the plan)
_____________

Dean L. Worley
Vice President, General Counsel, Secretary
Dillard’s, Inc.
1600 Cantrell Road
Little Rock, Arkansas 72201
501-376-5200
(Name, address, and telephone number, including area code, of agent for service)
_____________

With a copy to:

David McDaniel
Kutak Rock LLP
124 West Capitol Ave., Suite 2000
Little Rock, Arkansas 72201
501-975-3000
_____________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒                         Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.    ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Class A Common Stock, par value $.01 per share	200,000 shares	$50.21	$10,042,000	$1,163.87

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of Class A Common Stock registered hereunder includes such indeterminate number of additional shares of Class A Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the shares of the registrant’s Class A Common Stock as reported on the New York Stock Exchange on May 23, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 200,000 shares of Class A Common Stock, par value $0.01 per share, of Dillard’s, Inc. (the “Company”) to be issued pursuant to the Dillard’s, Inc. 2005 Non-Employee Director Restricted Stock Plan (the “Plan”). Accordingly, the contents of the earlier registration statement on Form S-8 (File No. 333-126000) filed with the United States Securities and Exchange Commission (the “Commission”) on June 21, 2005 are incorporated by reference in this Registration Statement to the extent not modified hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents previously filed by the Company with the Commission are incorporated by reference herein:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended January 28, 2017 and filed on March 24, 2017;

(b)	The Company’s periodic report on Form 8-K filed on May 23, 2017; and

(c)
The description of the Company’s Class A Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 8, 1989, and any amendment or report filed with the Commission for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits.

See attached exhibit index following the signature page, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, this 26th day of May, 2017.

DILLARD’S, INC.

By:    /s/ Dean L. Worley
Name:    Dean L. Worley
Title:     Vice President, General Counsel, Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
* William Dillard, II (Principal Executive Officer)	Chairman of the Board and Chief Executive Officer	May 26, 2017
/s/ Chris B. Johnson Chris B. Johnson	Senior Vice President and Co-Principal Financial Officer	May 26, 2017
/s/ Phillip R. Watts Phillip R. Watts	Senior Vice President, Co-Principal Financial Officer and Principal Accounting Officer	May 26, 2017
* Alex Dillard	President and Director	May 26, 2017
* Mike Dillard	Executive Vice President and Director	May 26, 2017
* Drue Matheny	Executive Vice President and Director	May 26, 2017
* Frank R. Mori	Director	May 26, 2017
* J.C. Watts, Jr.	Director	May 26, 2017
* Robert C. Connor	Director	May 26, 2017

* Nick White	Director	May 26, 2017
* Warren A. Stephens	Director	May 26, 2017
* H. Lee Hastings, III	Director	May 26, 2017
* Reynie Rutledge	Director	May 26, 2017
* James I. Freeman	Director	May 26, 2017

*By: /s/ Dean L. Worley
Dean L. Worley, Attorney-in-Fact

EXHIBIT INDEX

Number	Description

5.1	Opinion of Kutak Rock, LLP.

23.1	Consent of Kutak Rock, LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (filed herewith).

99.1	Dillard’s Inc. 2005 Non-Employee Director Restricted Stock Plan, as amended.